UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JANUARY 28, 2009

WIRELESS AGE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-31338	98-0336674
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3565 King Road, Suite 102
King City, Ontario Canada L7B 1M3
(Address of principal executive offices)

(905) 833-2753
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02:	Termination of a Material Definitive Agreement.

On January 9, 2009, Wireless Age Communications, Inc. (the “Registrant”), subsidiaries Wireless Age Communications Ltd. (“Wireless Age”) and Wireless Source Distribution Ltd. (“Wireless Source”) were informed they have been placed in receivership by Saskatchewan Telecommunications (“SaskTel”).

Wireless Age and Wireless Source were served; 1) Form 115 Notice of Intention to Enforce Security, and 2) Interim Receivership Order.

On February 3, 2009, the Registrant was provided a copy of a letter dated January 28, 2009 from MTS Allstream Inc. (“MTS”) to Meyers Norris Penny Limited (the “Interim Receiver”) stating that MTS intends to terminate the Dealer Agreement between MTS and Wireless Age effective February 28, 2009.

The Dealer Agreement was entered into on July 15, 2000 between MTS and Wireless Age and Wireless Age operated four cellular communications retail stores in Manitoba under the Agreement. Wireless Age primarily sold MTS post-paid cellular contracts to consumers and received commissions as compensation from MTS.

MTS informed the Interim Receiver that the Dealer Agreement was being terminated for cause but did not provide further comment as to their reasons in the letter. However the Registrant believes that MTS felt their brand image had been adversely affected by recent events including the receivership of the businesses.

The Registrant issued a press release titled Wireless Age Subsidiary’s Assets Placed For Sale, a copy of which is appended hereto as Exhibit 99.1.

Item 8.01:	Other Events.

On February 2, 2009, the Registrant received notification from the Interim Receiver, that the assets of Wireless Age and Wireless Source are being sold.

The Interim Receiver provided the Registrant with initial marketing documentation indicating that it intended to sell the business assets in three separate packages; 1) the assets of Wireless Source, which consists of the former commercial operating segment, 2) the Saskatchewan retail operating segment assets of Wireless Age, and 3) the Manitoba retail operating segment assets of Wireless Age. The Interim Receiver indicated that the preference would be given to a purchaser of all three packages in one transaction. Communications from the Interim Receiver indicated that they were hopeful to assemble all offers by February 20, 2009.

The documentation indicated that over the eleven month period ended November 30, 2008, Wireless Age’s Saskatchewan stores generated CAD$13,792,055 in revenue and $2,719,637 in normalized earnings before interest, taxes, depreciation and amortization (“EBITDA”), the Wireless Age Manitoba stores generated $6,666,264 in revenue and $345,184 in normalized EBITDA and the Wireless Source business generated $16,023,575 in revenue and $89,233 in normalized EBITDA. Combined revenue during this period was $36,481,894 and combined normalized EBITDA was reported as $3,154,054.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated February 9, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WIRELESS AGE COMMUNICATIONS, INC.

Dated: February 9, 2009	By:	/s/Gary Hokkanen
Name: Gary Hokkanen
Title: Chief Financial Officer